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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Alibris, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State of Incorporation or Organization) 91-1602008 (IRS Employer Identification No.)
1250 45th Street, Suite 100 Emeryville, CA (Address of Principal Executive Offices)	94608 (Zip Code)

If this Form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☐
If this Form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☒

        Securities Act registration statement file number to which this form relates: 333-113257.

        Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None

    Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share (Title of Class)
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The description of the common stock of the Registrant set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-113257) as originally filed with the Securities and Exchange Commission on March 3, 2004, and as subsequently amended (the "Form S-1"), and in the prospectus included in the Form S-1, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

        The following exhibits are incorporated herein by reference:

Exhibit	Description
2.01	Form of Agreement and Plan of Merger (incorporated by reference to Exhibit 2.01 of the Form S-1).
3.01	Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 of the Form S-1).
3.02	Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.03 of the Form S-1).
3.03	Registrant's First Restated Certificate of Incorporation (to be filed upon the Registrant's reincorporation in Delaware) (incorporated by reference to Exhibit 3.02 of the Form S-1).
3.04	Registrant's First Restated Bylaws (to be adopted upon Registrant's reincorporation in Delaware) (incorporated by reference to Exhibit 3.04 of the Form S-1).
3.05	Registrant's Second Restated Certificate of Incorporation (to be filed upon the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.05 of the Form S-1).
3.06	Registrant's Second Restated Bylaws (to be adopted upon the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.06 of the Form S-1).
4.01	Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 of the Form S-1).
4.02	Amended and Restated Investor Rights Agreement, dated February 18, 2004 (incorporated by reference to Exhibit 4.02 of the Form S-1).
99.01	The description of the Registrant's common stock set forth under the heading "Description of Capital Stock" in the prospectus included in the Form S-1.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 15, 2004	ALIBRIS
	By:	/s/ MARTIN J. MANLEY Martin J. Manley President & Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE